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                                                                   EXHIBIT 99.14



                              QUADRAMED CORPORATION
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM


              Action                            Complete Sections:
              ------                            ------------------

SECTION 1:

             /  /   New Enrollment              2, 3, 7 and sign attached
ACTION                                                  Stock Purchase Agreement
             /  /   Change Payroll
                     Deductions                 2, 4, 7
             /  /   Terminate Payroll
                      Deductions                2, 5, 7
             /  /   Leave of Absence            2, 6, 7
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SECTION 2:
            Name ______________________________________________________________
PERSONNEL        Last      First      MI                         Dept.
DATA
            Home Address ______________________________________________________
                                        Street

                 ______________________________________________________________
                 City                State            Zip Code

            Social Security #:   /  /  /  /-/  /  /-/  /  /  /
================================================================================
SECTION 3:
            Effective with the Purchase
NEW         Interval Beginning:                Payroll Deduction Amount:
ENROLLMENT  /  / February 1, 199_                      _____% of base salary*

            /  / August 1, 199_                * Must be a multiple of 1% up to
                                                 a maximum of 10% of base salary

            /  / Initial Offering Period -- _________, 1996
================================================================================
SECTION 4:
            Effective with the
CHANGE      Pay Period Beginning: ______________________________
PAYROLL                               Month, Day and Year
DEDUCTIONS

                    I authorize the following new level of payroll deductions:
                    ___% of base salary*

                    * Must be a multiple of 1% up to a maximum of 10% of base salary

            NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
================================================================================
SECTION 5:
             Effective with the
TERMINATE    Pay Period Beginning:  _____________________________
PAYROLL                                  Month, Day and Year
DEDUCTIONS
                    Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until a new offering period begins.

             In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:


             /  /     Purchase shares of QuadraMed at end of the interval
                               OR
             /  /     Refund ESPP payroll deductions collected

             NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

================================================================================
SECTION 6

LEAVE OF
ABSENCE In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:


             /  /  Purchase shares of QuadraMed at end of the interval
                                  OR
             /  /  Refund ESPP payroll deductions collected

             NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
================================================================================
SECTION 7

AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


_______________________                      __________________________________
          Date                               Signature of Employee